Exhibit 10.5

Execution Version

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) dated as of September 2, 2022, is made by and among ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation (“Altitude”), TRIDENT WATER, LLC, a Florida limited liability company (“Trident”), and ALTITUDE HOSPITALITY LLC, a Florida limited liability company (“Hospitality”; Altitude, Trident and Hospitality, each, a “Borrower” and together, “Borrowers”); the other Loan Parties (as defined below) from time to time party hereto; each financial institution that from time to time is a Lender (as defined below) hereunder; and FVP SERVICING, LLC, a Delaware limited liability company (in its capacity as administrative agent for the Lenders, the “Administrative Agent” and together with Borrowers and the Lenders, the “Parties”, and each, a “Party”).

W I T N E S S E T H:

WHEREAS, Altitude, Trident, the Administrative Agent and certain Lenders are parties to that certain Loan Agreement, dated as of December 20, 2021 (as amended by that certain First Amendment to Loan Agreement, dated as of February 8, 2022, and that certain Second Amendment to Loan Agreement, dated as of April 29, 2022, and as may have been further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, (i) Altitude and Trident have requested that the Existing Credit Agreement be amended and restated as hereinafter provided and (ii) Borrowers have requested that Lender extend credit to Borrowers in the form of certain term loans more particularly described herein, in the aggregate original principal amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00), the proceeds of which will be used by Borrowers for purposes of paying transaction costs and expenses incurred in connection therewith, for general working capital purposes of Borrowers and other purposes expressly permitted hereunder;

WHEREAS, Altitude has agreed to issue an aggregate of 102,754,802 restricted shares of common stock, no par value (the “Commitment Shares”), to the Lenders as additional consideration for the Loan, which shall be earned in full as of the Closing Date, as further provided herein; and

WHEREAS, Lenders have agreed to amend and restate in its entirety the Existing Credit Agreement and to provide such loans, in each case, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Administrative Agent” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Advance” means an advance of funds by Lenders under this Agreement.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. A Person shall be deemed to “control” another Person if such first Person directly or indirectly possesses the power to direct (or to cause the direction of or to materially influence) the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement and the other Loan Documents, neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of any Loan Party.

“Agreement” means this Loan Agreement and all exhibits, riders and schedules at any time executed by the Parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, amended and restated, modified or supplemented from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any of the Loan Parties from time to time concerning or relating to bribery or corruption.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all Applicable Law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all Orders.

“Base Rate” means, for any day, the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Administrative Agent may select); provided, however, that Administrative Agent may, upon prior written notice to the Borrowers, choose a reasonably comparable index or source to use as the basis for the Base Rate. Any change in the Base Rate due to a change in such Prime Rate shall be effective on the effective date of such change in such Prime Rate.

“Borrower” and “Borrowers” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close; provided, however, that when used in the context of the Growth Capital Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.

“Cash Flow Available for Debt Service” means, with respect to Borrowers and their respective Subsidiaries for each period of twelve (12) consecutive calendar months ending as of the last day of each fiscal quarter of Borrowers, the sum of (a) net income for such period of determination, (b) interest expense for such period of determination and (c) depreciation, amortization and other non-cash charges for such period of determination, in each case, as determined on a consolidated basis in accordance with GAAP.

“Change of Control” means any event, circumstance or occurrence that results in (a) Gregory C. Breunich owning, directly or indirectly, less than fifty-one percent (51.00%) of the outstanding Series A Preferred Stock of Altitude, or (b) Altitude owning, directly or indirectly, less than one hundred percent (100%) of the voting securities of Hospitality or sixty seven percent (67%) of the voting securities of Trident and each Guarantor.

“Closing Date” means September 2, 2022.

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“Collateral” means all Property in which Administrative Agent is at any time granted a Lien for purposes of securing the Obligations.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives or subordinates any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to any Collateral stored or otherwise located therein.

“Commitment” means each Lender’s commitment to Advance the Growth Capital Loan on the Closing Date.

“Commitment Shares” shall have the meaning given to such term in the Recitals.

“Conforming Changes” means, with respect to Term SOFR, any technical, administrative or operational changes (including (a) changes to the definition of “Business Day”, “Reference Time” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods and (d) other technical, administrative or operational matters) that Administrative Agent decides, in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of Term SOFR and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Construction Deposit Account” means that certain construction deposit account maintained by Administrative Agent (on behalf of the Lenders) funded with the proceeds of the Growth Capital Loan in an amount equal to $3,000,000, which proceeds shall be disbursed to satisfy the initial portion of the Lessee’s Initial Funding (as defined in the Disbursement Agreement) pursuant to the Disbursement Agreement.

“Debt” of a Person, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of Property or services; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than such Person; and (h) indebtedness set out in clauses (a) through (g) of any Person other than such Person secured by any lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person.

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“Debt Service” means, with respect to the Loan Parties and their respective Subsidiaries for each period of twelve (12) consecutive calendar months ending as of the last day of each fiscal quarter of Borrowers, the sum of (a) interest paid in cash for such period of determination, (b) all installments of principal on Debt that are due on demand or during the period of determination, (c) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) that are due on demand or during the period of determination and (d) distributions and dividends to stockholders and advances to Affiliates during the period of determination, in each case, as determined on a consolidated basis in accordance with GAAP.

“Debt Service Coverage Ratio” means, with respect to the Loan Parties and their Subsidiaries for the period of twelve (12) consecutive calendar months ending as of the last day of each fiscal quarter of Borrowers, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, insolvency, reorganization or similar debtor relief laws.

“Default” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loan not paid when due under the terms of the applicable Loan Documents, which rate shall equal twenty percent (20%).

“Disbursement Agreement” means that certain Disbursement Agreement, dated as of the date hereof, by and between Store Capital and Hospitality.

“Event of Default” shall have the meaning given to such term in Section 7.1 hereof.

“Exclusivity Agreement” means the Amended and Restated Exclusivity Agreement dated as of the Closing Date by and among FPS, Borrowers and the other “Merchant Companies” party thereto, as the same may be amended, amended and restated, modified, supplemented, restated, extended or renewed from time to time.

“FPS” means Feenix Payment Systems, LLC, a Delaware limited liability company (an Affiliate of Lenders).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Ground Lease” means that certain Lease Agreement, dated as of the date hereof, by and between Store Capital and Hospitality.

“Growth Capital Loan” means the Loan in the original principal amount of $15,000,000.00 Advanced by Lenders to Borrowers on the Closing Date pursuant to Section 2.1(b) hereof.

“Growth Capital Loan Maturity Date” means September 2, 2025; provided that, upon the occurrence of the Maturity Extension Event, the Growth Capital Loan Maturity Date shall automatically be extended to September 2, 2026.

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“Guaranty” means, individually or collectively, as the context may require, each of the Indemnity Guaranty and the Repayment Guaranty.

“Guarantors” mean the Indemnity Guarantor and each Subsidiary of the Borrowers.

“Guarantors” means each of the Persons identified on Schedule III attached hereto.

“Hotel Management Agreement” means that certain Hotel Management Agreement, dated as of the date hereof, by and between Altitude, Hospitality and Our Town Hospitality LLC (d/b/a OTH Hotels Resorts), a Virginia limited liability company.

“Indemnitee” shall have the meaning given to such term in Section 11.2 hereof

“Indemnity Guarantor” means Gregory C. Breunich.

“Indemnity Guaranty” means that certain Limited Recourse Guaranty Agreement dated as of the Closing Date by the Indemnity Guarantor in favor of Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated, amended and restated, extended or renewed from time to time.

“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.

“Interest Reserve Account” means that certain interest reserve account maintained by Administrative Agent (on behalf of the Lenders) funded with the proceeds of the Growth Capital Loan in an amount equal to $3,000,000 (the “Minimum Interest Reserve”), which proceeds shall be disbursed automatically to satisfy any accrued, unpaid interest with respect to the Loan required to be paid by the Borrowers pursuant to Section 2.2(a).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lender” means individually and collectively, each of the Persons listed on Schedule I hereto as “Lender”, together with any successor, assignee or other transferee of such Lender hereunder, and any other entity subsequently added hereto as a Lender hereunder, or any successor, assignee or other transferee thereof.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Liquidity” means, as of any date (calculated at the close of business on such date), the sum (without duplication) of (a) the aggregate amount of unrestricted cash and cash equivalents of the Loan Parties not subject to any Lien other than Liens in favor of the Administrative Agent and Lenders, plus (b) the amount of funds maintained in the Construction Deposit Account, plus (c) the amount of funds maintained in the Interest Reserve Account.

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“Loan Documents” means this Agreement, the Security Agreement, the Exclusivity Agreement, the Guaranties, each Note, the Revenue Share Agreement and all other instruments, agreements, documents and writings now or hereafter evidencing, securing or delivered to Administrative Agent and Lender in connection with the Obligations, as each of the foregoing may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Loan Parties” shall mean each Borrower, each Guarantor (other than the Indemnity Guarantor) and each of their respective Affiliates which are a party to any of the Loan Documents, as applicable.

“Loans” means the Original Loan and the Growth Capital Loan.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, (b) the ability of any Loan Party to perform its respective Obligations, (c) the Collateral or the Administrative Agent’s Liens (on behalf of itself and the other Lenders) on the Collateral or the priority of such Liens, or (d) the rights and remedies of or benefits available to the Administrative Agent (and the other Lenders) under any of the Loan Documents.

“Maturity Date” means the earlier of (a)(i) with respect to the Original Loan, the Original Loan Maturity Date and (ii) with respect to the Growth Capital Loan, the Growth Capital Loan Maturity Date, and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Maturity Extension Event” means the occurrence of the following events in the reasonable discretion of the Administrative Agent: (a) the Borrowers shall have paid to Administrative Agent, for the account of the Lenders, a nonrefundable extension fee in an amount equal to two percent (2.00%) of the amount of the Growth Capital Loans outstanding at such time, (b) the Borrowers shall have provided to Administrative Agent evidence that Net Operating Income (as defined in the Revenue Share Agreement) for the trailing twelve-month period is at least $10,000,000 and (c) no Default or Event of Default shall exist immediately before or immediately after giving effect to the automatic extension of the Growth Capital Loan Maturity Date pursuant to the proviso in the definition thereof.

“Minimum Interest Reserve” has the meaning specified in the definition of “Interest Reserve Account”.

“Net Proceeds” means, in respect of (a) any incurrence of Debt (other than the Loan or Permitted Debt) by any Loan Party or any of their respective Subsidiaries, (b) any casualty or condemnation event involving Property of any Loan Party or any of their respective Subsidiaries (excluding any such event for which such Loan Party or Subsidiary receives net insurance proceeds of less than $5,000), (c) any sale or assignment involving Property of any Loan Party or any Subsidiary thereof, or (d) any issuance of equity securities by Borrowers in connection with the Uplist Offering, in each case, all cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such occurrence), net of reasonable and customary out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Loan Party.

“Note” has the meaning set forth in Section 2.1(c).

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“Obligations” means all loans (including the Loan), Advances, debts, liabilities and obligations (including reimbursement obligations) for monetary amounts owing by any Borrower or any other Loan Party to the Administrative Agent and the Lenders, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, of any kind or nature, present or future, arising under or in respect of this Agreement or any of the Loan Documents. This term includes all principal, interest (including interest that accrues after the commencement against any Borrower or any other Loan Party of any action under the Federal Bankruptcy Code), premium, reasonable fees and expenses, including any and all arrangement fees, delivery fees, loan fees, commitment fees, agent fees, merchant processing fees and any and all other fees, expenses, costs or other sums (including reasonable attorney’s fees) chargeable to any Borrower or any other Loan Party under any of the Loan Documents.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Organizational Agreements” means the partnership agreement, limited partnership agreement, operating agreement, limited liability company agreement, articles or certificate of organization, bylaws, certificate of formation and other organizational or governing documents, as applicable, of each Loan Party.

“Original Closing Date” means December 20, 2021.

“Original Loan” means the loan described in Section 2.1(a) of this Agreement.

“Original Loan Maturity Date” means the earlier of (a) November 30, 2022 and (b) the date of the Uplist Offering.

“Payment Date” means the first (1st) day of each calendar month; provided, however, if such day is not a Business Day, such Payment Date shall be deemed to be the next succeeding Business Day.

“Permitted Debt” means (a) Debt existing or arising under this Agreement and any refinancing, extension or modification thereof; (b) trade Debt incurred in the ordinary course of business consistent with past practice; (c) unsecured Debt owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; (d) unsecured insurance premiums owing in the ordinary course of business which are also Debt; (e) Debt of Borrowers and Guarantors outstanding as of the Closing Date and set forth on Schedule II attached hereto, without giving effect to any refinancings, increases or renewals thereof unless approved in writing by Administrative Agent; (f) Debt of Borrowers and Guarantors incurred under the Ground Lease and the Store Guaranty and (g) unsecured Debt in addition to the amounts in clauses (a) through (f) above in an outstanding principal amount not to exceed $2,000,000 in the aggregate at any time during the term of this Agreement and which is subordinate in right of payment to the Debt existing or arising under this Agreement and any refinancing thereof on terms acceptable to Administrative Agent in its sole discretion.

“Permitted Encumbrances” means the Liens, charges and encumbrances on title to the Property (as defined in the Ground Lease) listed on Schedule B, Part I to the Title Policy (as defined in the Store Purchase and Sale Agreement) on the Closing Date, inchoate liens or as may otherwise be reasonably approved by Administrative Agent and necessary for the operation of the Project (as defined in the Disbursement Agreement), utility easements granted by Borrowers in the ordinary course of business reasonably approved by Administrative Agent and such other matters affecting title thereafter approved by Administrative Agent in writing in accordance with the Loan Documents.

“Permitted Liens” means (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) Liens existing as of the Closing Date and securing solely Permitted Debt of the type described in subclause (e) of the definition thereof; and (c) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty 30 days or that are being contested in good faith by appropriate proceedings.

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“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Property” means the real property and personal property of a Person, and any interest of a Person in any real or personal property.

“Property Documents” means the Store Documents, the Hotel Management Agreement, the Wyndham Franchise Agreement and any other documents contemplated thereby to which any Loan Party or any of its Affiliates is a party.

“Reference Time” means approximately a time substantially consistent with market practice two (2) SOFR Business Days prior to the first day of each calendar month. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Repayment Guaranty” means that certain Amended and Restated Guaranty Agreement dated as of the Closing Date by Guarantors in favor of Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated, amended and restated, extended or renewed from time to time.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity securities of any Borrower, (b) any purchase, redemption, retirement or acquisition by any Borrower for value of any equity securities or any distribution of any kind in cash or other Property or assets in respect thereof; (c) any payment (whether in cash, securities or other Property or assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or on account of any return of capital to any Borrower’s equityholders, partners or members (or the equivalent Person thereof), (d) any management, board or director fees or similar fee to a holder of equity securities of any Borrower or any Affiliate thereof, and (e) director or manager fees, any salary, compensation or other payment of any type or nature, or any other advance or Debt of any type or nature, in each case, to any officer, director or manager of any Borrower or any Affiliate thereof or to any equity holder of any Borrower or any Affiliate thereof, including, without limitation, all salary or other compensation of any type or nature paid or payable to Guarantors, other than, in the case of this clause (e), (i) salary to any executive officer of the Loan Parties in an aggregate amount no greater than $250,000 (or such greater amount reasonably acceptable to Administrative Agent) per executive officer, (ii) compensation to officers and other employees of the Loan Parties in an aggregate amount no greater than $500,000 (or such greater amount reasonably acceptable to Administrative Agent) per officer or other employee and (iii) fees or other payments to independent directors of the Loan Parties in an aggregate amount no greater than $125,000 (or such greater amount reasonably acceptable to Administrative Agent), in each case of clauses (i), (ii) and (iii), per fiscal year of the Borrowers.

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“Revenue Share Agreement” means the Revenue Share Agreement dated as of the Closing Date by and among FPS and the Loan Parties party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means, at any time, a country, region, or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of the Closing Date by the Loan Parties party thereto in favor of Administrative Agent and the Lenders, as the same may be modified, amended, amended and restated, supplemented, extended or renewed from time to time.

“Security Documents” means, collectively, the Security Agreement, each deposit account control agreement with respect to any deposit account of the Loan Parties, all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests created pursuant to the Security Documents and all other documents and agreements executed or delivered to Administrative Agent by Borrowers or any other Loan Party for purposes of securing the Obligations.

“Settlement Date” means, with respect to any Advance hereunder, the date on which funds are advanced by a Lender pursuant thereto.

“Site” means each site at which any Loan Party holds any equipment, vehicles or other Collateral, or performs any operations, as set forth on Schedule 4.1(j) hereto.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Administrative Agent in its reasonable discretion).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

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“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Interest Rate” means, with respect to each day during which interest accrues on the Growth Capital Loan, the rate per annum (expressed as a percentage) equal to Term SOFR for the applicable Interest Period for such day; provided that, notwithstanding the foregoing, the SOFR Interest Rate shall not at any time be less than two percent (2.00%).

“Store Capital” means Store Capital Acquisitions, LLC, a Delaware limited liability company.

“Store Documents” means the Ground Lease, the Disbursement Agreement, the Store Purchase and Sale Agreement and the Store Guaranty.

“Store Guaranty” means that certain Limited Guaranty (Non-Recourse Carve-Out), dated as of the date hereof, by the Indemnity Guarantor in favor of Store Capital Acquisitions, LLC, a Delaware limited liability company.

“Store Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the date hereof, by and between Store Capital and Hospitality.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by any Loan Party; provided, however, that in no event shall any special purpose entity established by a Borrower and for which all liabilities thereof are non-recourse to such Borrower constitute a “Subsidiary” for purposes hereof or of the other Loan Documents.

“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period plus 0.10% and (b) two percent (2.00%).

“Uplist Offering” means the consummation by Altitude of an offering of common stock (or units consisting of common stock and warrants to purchase common stock) that will result in the immediate, initial listing for trading of such common stock on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or any other Nasdaq securities exchange (or any successors to any of the foregoing) and net cash proceeds of at least $10,000,000.

“Wyndham Franchise Agreement” means that certain TMH Worldwide, LLC Membership Agreement, dated as of the date hereof, by and between TMH Worldwide, LLC, a Delaware limited liability company, and Hospitality.

1.2 Accounting Terms and Determination. Accounting terms used in this Agreement such as “net income,” “amortization,” “depreciation,” and “interest expense” shall be calculated (both as to amounts and classification of items) in accordance with GAAP.

1.3 Other Interpretive Provisions. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof Unless otherwise expressly stated or the context clearly indicates a different intention, then (as may be appropriate in the particular context) a singular reference to Lender used in any Loan Document includes the plural, and a plural reference to Lenders includes the singular.

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2. THE LOAN; USE OF PROCEEDS.

2.1 Funding of the Loan.

(a) Subject to the terms and conditions of this Agreement, certain Lenders Advanced the proceeds of the Original Loan to Borrowers in the aggregate original principal amount of $3,250,000.00. The Original Loan was disbursed as follows: (i) a single Advance in the original principal amount of $500,000.00 on the Original Closing Date (the “Original Closing Date Advance”), (ii) a single Advance in the original principal amount of $100,000.00 on February 8, 2022 (the “Incremental Advance”), and (iii) a single Advance in the original principal amount of $2,650,000.00 on April 29, 2022 (the “Second Incremental Advance” and, together with the Original Closing Date Advance and the Incremental Advance, the “Original Advances”). Upon the funding of such Original Advances, the Commitment of each Lender with respect to the Original Loan hereunder were terminated, and no further Advances in respect of the Original Loan shall be permitted. Principal amounts repaid or prepaid in respect of the Original Loan will not be available for reborrowing hereunder. The Original Loan shall bear interest from and after the Original Closing Date (on the principal amount advanced hereunder) at the applicable rate provided in the provisions of Section 2.4 hereof.

(b) Subject to the terms and conditions of this Agreement, Lenders shall Advance the proceeds of the Growth Capital Loan to Borrowers on the Closing Date, in the original principal amount of $15,000,000.00. Proceeds of the Growth Capital Loan shall be disbursed in accordance with Exhibit B attached hereto. Upon the funding of such Advance, the Commitment of each Lender with respect to the Growth Capital Loan hereunder shall be terminated, and no further Advances in respect of the Growth Capital Loan shall be permitted. Principal amounts repaid or prepaid in respect of the Growth Capital Loan will not be available for reborrowing hereunder. The Growth Capital Loan shall bear interest from and after the Closing Date at the applicable rate provided in the provisions of Section 2.4 hereof.

(c) Each Loan shall be evidenced by one or more promissory notes in the form of Exhibit A hereto (each, as amended, restated, amended and restated, supplemented, extended or renewed from time to time, a “Note”), in each case payable to the order of the Administrative Agent for the benefit of the applicable Lender. Each Note will be due and payable in full on the applicable Maturity Date. Administrative Agent is authorized to note or endorse the date and amount of the Advance and each payment of the applicable Loan on a schedule annexed to and constituting a part of the Note. Such notations and endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrowers thereunder or hereunder.

(d) The obligations of the Lenders under this Section 2.1 shall be several and not joint. The Commitments of each Lender with respect to the Loan are as set forth on Schedule I hereto.

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2.2 Repayment.

(a) Payment of Principal and Interest. On each Payment Date through and including the applicable Maturity Date, Borrowers shall make monthly payments to Administrative Agent, for the account of the Lenders, with respect to each Loan, all accrued, unpaid interest with respect to the Loan through and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Administrative Agent’s calculation of the principal, interest and other amounts from time to time payable hereunder shall be conclusive and binding absent manifest error. Payments of all remaining outstanding principal and accrued, unpaid interest on each Loan, together with all other fees, costs, expenses and other Obligations then outstanding, shall be due and payable by Borrowers to the Administrative Agent, for the account of the Lenders, on the applicable Maturity Date.

(b) Payment Mechanics. Except as provided below, all payments of principal of, or interest on, the Loan and all other sums due under the terms of the Loan Documents shall be made in either (i) immediately available funds by wire or ACH deposit or (ii) checks or money orders made payable to the Administrative Agent at the address and pursuant to the instructions provided by the Administrative Agent to Borrowers from time to time.

2.3 Use of Proceeds. The proceeds of the Growth Capital Loan shall be disbursed in accordance with the Flow of Funds Memorandum attached hereto as Exhibit B and shall be applied by Borrowers solely for the purposes specified therein. All Loan proceeds shall be applied by Borrowers solely for a legitimate business purpose of Borrowers and no portion of the Loan proceeds will be used for family, household or consumer purposes.

2.4 Interest.

(a) The unpaid principal amount of the Original Loan shall, subject to this Section 2.4, bear interest at the rate of eight percent (8.00%) per annum (the “Original Loan Interest Rate”). The unpaid principal amount of the Growth Capital Loan shall, subject to this Section 2.4, bear interest at the rate of the SOFR Interest Rate plus thirteen percent (13.00%) (the “Growth Capital Loan Interest Rate” and, together with the Original Loan Interest Rate, the “Interest Rate”); provided that (a) five percent (5.00%) per annum of the Growth Capital Loan Interest Rate shall be paid-in-kind and capitalized, compounded and added to the unpaid outstanding principal balance of the Growth Capital Loan on the applicable Payment Date and (b) the remaining percentage per annum of the Growth Capital Loan Interest Rate shall be paid in cash on the applicable Payment Date. Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period. Upon any Default, the Interest Rate shall increase from the date of such Default to a rate equal to the Default Rate. For the avoidance of doubt, all payments of interest on the Loan outstanding under this Agreement on each Payment Date shall be made in accordance with Section 2.2 hereof.

(b) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Administrative Agent and Lenders for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrowers will not pay or contract to pay, and that Administrative Agent and Lenders will not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrowers under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Obligations owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Obligations outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law. Each determination by Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

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(c) If any interest or other sum due under any Loan Document is not paid by Borrowers within ten (10) days after the date on which it is due (except for the payment due on the Maturity Date), Borrowers shall pay to Administrative Agent upon demand, an amount equal to five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law, in order to defray the expense incurred by Administrative Agent and Lenders in handling and processing such delinquent payment and to compensate Administrative Agent and Lenders for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

(d) In the event one or more of the following events occurs with respect to Term SOFR: (a) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; (b) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the SOFR Administrator, or a court or an entity with similar insolvency or resolution authority, which states that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; or (c) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator announcing that Term SOFR for a 1-month period is no longer, or as of a specified future date will no longer be, representative and Administrative Agent has provided the Borrowerswith notice of the same, any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loan at the end of the applicable Interest Period.

(e) In connection with Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes.

(f) If Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, Administrative Agent will promptly so notify the Borrowers and each Lender. Upon receipt of such notice, any outstanding affected Growth Capital Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to maintain any Loan that bears interest at a rate based on Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Administrative Agent), any outstanding affected Growth Capital Loans shall become Base Rate Loans.

2.5 Fees.

(a) On the Original Closing Date, Borrowers paid to Administrative Agent, for the account of the Lenders, a nonrefundable commitment fee in an amount equal to $5,000 (the “Original Commitment Fee”). The Original Commitment Fee shall be fully earned on the Original Closing Date in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents. On the Closing Date, Borrowers will pay to Administrative Agent, for the account of the Lenders, a nonrefundable commitment fee in an amount equal to $750,000 (the “New Commitment Fee” and, together with the Original Commitment Fee, the “Commitment Fees”). The New Commitment Fee shall be fully earned on the Closing Date in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents. Borrowers’ obligations to pay the Commitment Fees will not be subject to counterclaim or setoff or be otherwise affected by any claim or dispute the Loan Parties may have.

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(b) On each Payment Date, Borrowers will pay to Administrative Agent, for Administrative Agent’s own account, an agent fee (the “Administrative Agent Fee”) in an amount equal to the product of (i) the average outstanding daily balance of the Loan for the calendar month immediately preceding the calendar month in which such Payment Date occurs, multiplied by (ii) 0.50% per annum. The Administrative Agent Fee shall accrue at all times from and after the Original Closing Date in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents. Borrowers’ obligations to pay the Administrative Agent Fee will not be subject to counterclaim or setoff or be otherwise affected by any claim or dispute the Loan Parties may have.

(c) On or around September 15, 2022 (or such other date as the Administrative Agent shall select in its sole discretion), Altitude shall issue, or cause the issuance of, the Commitment Shares to the Lenders (or their designees) in book entry, which shall be fully earned on the Closing Date in accordance with the terms hereof, and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents. Each Lender (or its designee) shall receive the number of Commitment Shares as set forth on Schedule I hereto. Altitude’s obligations to issue the Commitment Shares will not be subject to counterclaim or setoff or be otherwise affected by any claim or dispute the Loan Parties may have.

2.6 Prepayment; Application of Payments.

(a) Voluntary Prepayment. Borrowers shall have the right to prepay the Loan in whole or in part at any time without premium or penalty, but subject to Borrowers having provided at least fifteen (15) days prior written notice to Administrative Agent.

(b) Mandatory Prepayment. Immediately upon the receipt by any Loan Party of any Net Proceeds, Borrowers shall deliver, or cause to be delivered, to Administrative Agent an amount equal to such Net Proceeds for application to the Obligations in accordance with Section 2.6(c) hereof; provided that, with respect to any Net Proceeds pursuant to clause (d) of the definition thereof, Borrowers shall deliver, or cause to be delivered, to Administrative Agent an amount of such Net Proceeds equal to the outstanding aggregate amount of the Obligations applicable solely to the Original Loan for application to such Obligations.

(c) Application of Payments. Notwithstanding anything herein to the contrary, (i) except as otherwise provided in Section 2.6(c)(iii), all payments, proceeds or recoveries received by Administrative Agent or the Lenders in respect of the Obligations or the Collateral prior to the occurrence of any Event of Default hereunder shall be applied (A) first, to the payment of fees, costs and expenses due and owing to Administrative Agent or any Lender, together with the amount of any protective advances made by Administrative Agent or any Lender to preserve or protect any Collateral, until paid in full, (B) second, to the payment accrued unpaid interest on the Loan, until paid in full, and (C) third, to the payment of the outstanding principal amount of the Loan, until paid in full, (ii) following the occurrence of any Event of Default hereunder, all payments, proceeds or recoveries received by Administrative Agent or the Lenders in respect of the Obligations or the Collateral shall be applied to the Obligations in such order as Administrative Agent shall determine in its sole discretion, and (iii) with respect to any prepayments under Sections 2.5(a) or 2.5(b) hereof, so long as no Event of Default as occurred hereunder, any portion of such prepayments allocable to principal (other than scheduled periodic payments) will be applied to reduce future scheduled payments in the inverse order of maturity, and the remaining portion of such prepayment shall be applied in the order of priority specified in Section 2.5(c)(i).

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2.7 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of the Loan or prepayment premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loan and accrued interest thereon and prepayment premium in connection therewith greater than its pro rata share thereof as provided herein, then such Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loan of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and prepayment premium in connection with their respective portions of the Loan and other amounts owing them; provided, that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.7 shall not be construed to apply to (x) any payment made by or on behalf of Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

3. CONDITIONS PRECEDENT.

3.1 Closing Date. The obligation of Administrative Agent and the Lenders to enter into this Agreement, the other Loan Documents and to make the Advance of the Growth Capital Loan on the Closing Date shall be subject to the following conditions precedent:

(a) Borrowers shall have delivered to Administrative Agent and each Lender the following documents, each in form and substance satisfactory to Administrative Agent and duly executed on behalf of each of the Persons party thereto:

(i) this Agreement;

(ii) the Security Agreement;

(iii) each Note;

(iv) the Indemnity Guaranty;

(v) the Repayment Guaranty;

(vi) the Exclusivity Agreement

(vii) the Revenue Share Agreement; and

(viii) each of the other Loan Documents and Security Documents, each in form and substance satisfactory to the Administrative Agent and each Lender;

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(b) a validly executed officer’s certificate with respect to each Loan Party in form and substance acceptable to the Administrative Agent and attaching (i) a fully executed copy of such Person’s certificate of formation, certificate or article of incorporation, articles of organization or certificate of partnership (as applicable) bylaws, operating agreements or partnership agreements (as applicable) and all amendments thereto, (i) resolutions evidencing such Person’s authorization of the Growth Capital Loan; (iii) evidence of such Person’s good standing; and (iv) incumbency certificates; provided that the Borrowers shall deliver to the Administrative Agent the articles of organization of Six Log Cleaning & Sanitizing LLC, a Florida limited liability company, together with all amendments thereto adopted through the date hereof, on or prior to September 9, 2022;

(c) with respect to each Loan Party, certified copies, dated as of a recent date, of lien, judgment and litigation searches in each of the jurisdictions reasonably required by Administrative Agent, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, will be terminated or released, or otherwise in the reasonable discretion of Administrative Agent;

(d) each Loan Party shall use commercially reasonable efforts to deliver to Administrative Agent a Collateral Access Agreement from lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located;

(e) Administrative Agent shall have received an opinion letter of counsel to the Loan Parties, in form and substance acceptable to Administrative Agent;

(f) Administrative Agent shall have received such other documents and information as Administrative Agent may request; and

(g) on the Closing Date, the following statements shall be true and correct and Borrowers, by requesting and accepting the Advance of the Growth Capital Loan, shall be deemed to have represented and certified that:

(i) the representations, warranties and covenants of each of the Loan Parties set forth in this Agreement are true and correct; and

(ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to the Loan.

4. REPRESENTATIONS AND WARRANTIES.

4.1 To induce Administrative Agent and each Lender to enter into this Agreement, each Loan Party represents and warrants to Administrative Agent and each Lender, as of the Closing Date, and at all times during which any of the Obligations hereunder remain outstanding, as follows:

(a) Existence; Compliance with Laws. Each Borrower and Guarantor is duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each Borrower and Guarantor is in compliance with all Laws and Orders except to the extent that the failure to comply therewith could not be expected to have a Material Adverse Effect on such Borrower’s or Guarantor’s financial condition or the ability of such Borrower or Guarantor to perform its obligations under each of the Loan Documents.

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(b) Power and Authority. Each Borrower and Guarantor has the power and authority, and the legal right, to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations hereunder.

(c) Authorization; Execution and Delivery. The execution and delivery of each of the Loan Documents by Borrowers and Guarantors and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company (as applicable) action in accordance with all Applicable Laws. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party. The issuance of the Commitment Shares are duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Altitude and will not impose personal liability upon the holder thereof. Notwithstanding the foregoing, the Commitment Shares will be issued with a restricted legend as required under the Securities Act or other securities laws.

(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for any Borrower or Guarantor to execute, deliver, or perform any of its obligations under the Loan Documents.

(e) No Violations. The execution and delivery of each of the Loan Documents and the consummation by each Loan Party of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of any Borrower’s or Guarantor’s organizational documents; (ii) violate any material Law or Order applicable to any Loan Party or by which any of its properties or assets may be bound; or (iii) constitute a material default under any material agreement or contract by which any Loan Party may be bound. Assuming the accuracy of each Lender’s representations and warranties set forth in Section 4.2 below, in connection with the offer, sale and delivery of the Commitment Shares in the manner contemplated by this Agreement, it is not necessary to register the Commitment Shares under the Securities Act. The Commitment Shares (x) were not offered by any form of general solicitation or general advertising and (y) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(f) Enforceability. Each of the Loan Documents to which a Loan Party is a party is a valid, legal and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms.

(g) No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or threatened by or against any Loan Party or any principal, general partner, manager, sole member, managing member or majority shareholder of any Borrower or any of its Property or assets (i) with respect to the Loan Documents or any of the transactions contemplated hereby or (ii) that could reasonably be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under any of the Loan Documents.

(h) Limited Offering of Notes. The offer and sale of the Notes and the Commitment Shares are not required to be registered pursuant to the provisions of Section 5 of the Securities Act of 1933, as amended or the registration or qualification provisions of the blue sky laws of any state. No Borrower, and no agent on any Borrower’s behalf, has solicited or will solicit any offers to sell all or any part of the Notes or Commitment Shares, to any Person so as to bring the sale of the Notes or Commitment Shares, by Borrowers within the registration provisions of the Securities Act of 1933, as amended or any state securities laws. All prior offerings and sales of securities of Borrowers were in compliance with all applicable federal and state securities laws. Borrowers are under no requirement to register under the Securities Act of 1933, as amended (the “Securities Act”), or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued. All taxes imposed on Borrowers in connection with the issuance, sale and delivery of the Notes have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrowers.

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(i) No Bankruptcy Filing. No bankruptcy or insolvency proceedings are pending or contemplated by any Loan Party or, to the best knowledge of each Loan Party, against any principal, general partner, manager, sole member, managing member or majority shareholder of any Borrower. No petition in bankruptcy has been filed against any Loan Party or any principal, general partner, manager, sole member, managing member or majority shareholder of any Borrower, as applicable, and no Loan Party, any principal, general partner, manager, sole member, managing member or majority shareholder of any Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

(j) Title. Each Loan Party has good and indefeasible title to the Collateral owned and to be pledged by such Loan Party pursuant to the applicable Loan Documents, free and clear of all Liens except the Permitted Liens. The Security Agreement and any UCC Financing Statements required to be filed in connection therewith, will create a valid, perfected first priority lien on each Loan Party’s interest in the all Collateral, whether now owned or hereafter acquired. Each Loan Party is the owner and operator of the applicable Site(s) set forth on Schedule 4.1(j) hereof with respect to such Loan Party. Borrowers have good, marketable and insurable leasehold title to the Property (as defined in the Ground Lease), and good title to the rest of the Project (as defined in the Disbursement Agreement), subject to no Lien, except Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Project which are or may be Liens prior to, or equal or subordinate to, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, (i) interfere with the benefits of the security intended to be provided to Administrative Agent, for the benefit of Lenders, by the Security Documents and the other Loan Documents, (ii) adversely affect the value of the Property or the Improvements (as defined in the Disbursement Agreement), (iii) impair the use or intended operations of the Property or the Improvements, or (iv) impair any Loan Party’s ability to pay its respective Obligations in a timely manner. Notwithstanding the foregoing, if requested by any utility company providing a material utility service to the Project in connection with the grant of a utility easement by Borrowers and such utility easement constitutes a Permitted Encumbrance, Administrative Agent shall enter into an instrument reasonably acceptable to Administrative Agent subordinating the Lien of the Security Documents to such easement.

(k) Full and Accurate Disclosure. Except as set forth in Schedule 4.1(k), no statement of fact made by any Loan Party in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Loan Party that has not been disclosed to the Administrative Agent or the Lenders which adversely affects, or, as far as any Loan Party can foresee, could reasonably be expected to materially adversely affect the Collateral or the business, operations or condition (financial or otherwise) of any Loan Party. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Administrative Agent in respect of any Loan Party (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Loan Party as of the date of such reports, and (iii) have been prepared in accordance with sound accounting practices, on a cash/tax basis, consistently applied throughout the periods covered, except as disclosed therein. Each Loan Party represents that, except as disclosed in the periodic reports filed by Borrowers with the Securities and Exchange Commission (the “Commission”), it does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Loan Party from that set forth in said financial statements.

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(l) Fraudulent Transfer. No Loan Party has entered into the Loan Documents or consummated any of the transactions contemplated thereby with the actual intent to hinder, delay, or defraud any creditor, and each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Loan Party’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Loan Party’s probable total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. No Loan Party’s assets currently, and immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to, and no Loan Party believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Loan Party).

(m) ERISA. No Loan Party has an employee pension benefit plan.

(n) No Broker. No broker or finder introduced by any Loan Party to Administrative Agent or any Lender, brought about this transaction, or is entitled to any commission in connection therewith, except for such brokers as are identified on the Flow of Funds Memorandum attached hereto as Exhibit B and paid in full on the Closing Date, and Borrowers agree to indemnify, defend and hold Administrative Agent and Lenders harmless from and against any and all claims, demands, liabilities or expenses from brokers or other claims for commissions or fees including but not limited to reasonable attorneys’ fees and expenses on account of the making of the loan secured hereby. Each Borrower’s indemnity hereunder shall survive any discharge of the Collateral, if any, and payment in full of the Obligations.

(o) Ownership. Schedule 4.1(o) hereto sets forth a true and correct copy of the capitalization table and ownership of each Borrower and Guarantor. Borrowers have no Subsidiaries other than Guarantors, and Guarantors have no Subsidiaries that are not Guarantors. All ownership interests in Borrowers and Guarantors are owned free and clear of any Lien (other than the Liens granted in connection with the Security Agreement). All of the outstanding shares of capital stock of Altitude have been duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of Altitude are subject to preemptive rights or any other similar rights of the shareholders of Altitude or any liens or encumbrances imposed through the actions or failure to act of Altitude. As of the effective date of this Agreement, other than as set forth on Schedule 4.1(o), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of Altitude or any of its Subsidiaries, or arrangements by which Altitude or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Altitude or any of its Subsidiaries, (ii) there are no agreements or arrangements under which Altitude or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by Altitude (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Commitment Shares.

(p) Name; Principal Place of Business. Except as set forth on Schedule 4.1(p) hereto, no Borrower uses, and no Borrower will use, any trade name, and no Borrower has done, and no Borrower will do, business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 10.1, and no Borrower has any other place of business, except as set forth on Schedule 4.1(j) hereto.

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(q) Other Debt; Liens. No Borrower or Guarantor has any Debt, other than Permitted Debt. No Property of any Borrower or Guarantor is subject to any Lien, other than Permitted Liens.

(r) No Material Adverse Change. Other than as disclosed in the periodic reports filed by Borrowers with the Commission, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2021.

(s) Investment Company Status. No Loan Party is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

(t) Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed (after giving effect to any extensions granted with respect thereto) and has paid or caused to be paid all federal and state income Taxes and other material Tax required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No Liens have been filed, and no claims are being asserted, with respect to any such taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Laws in connection with the transfer of the Project (as defined in the Disbursement Agreement) to the applicable Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Laws in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Documents, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Project have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Policy (as defined in the Store Purchase and Sale Agreement). There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

(u) Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent Administrative Agent has not obtained or does not maintain possession of such Collateral.

(v) Margin Regulations. No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, or extending credit for the purpose of purchasing or carrying margin stock, and no part of the proceeds of the Loan hereunder will be used to buy or carry any margin stock.

(w) Use of Proceeds. The proceeds of the Loan have been used and will be used, whether directly or indirectly, as set forth in Section 5.1(t).

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(x) Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party or any of their respective directors, officers or, to the knowledge of any such Loan Party, employees, or (b) to the knowledge of any such Loan Party, any agent of such Loan Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advance, use of proceeds or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

(y) Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by each Lender to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

(z) Defects and Hazards. No Borrower knows of any defects, facts or conditions affecting the Property (as defined in the Ground Lease) that make it unsuitable for the use contemplated hereunder or, except as disclosed in the Environmental Report (as defined in the Store Purchase and Sale Agreement), of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Property.

(aa) Boundary Lines; Conformance with Governmental Requirements and Restrictions; Utilities. (i) The exterior lines of the Improvements (as defined in the Disbursement Agreement) are, and at all times will be, within the boundary lines of the Property (as defined in the Ground Lease) (except as shown on the Site, Utility and Building Plans (as defined in the Disbursement Agreement)) and in compliance with all applicable setback requirements. Borrowers and the Project (as defined in the Disbursement Agreement), including the Improvements, are, and at all times will be, in compliance with all applicable Laws, all covenants encumbering the Property and the Ground Lease. Borrowers have obtained or will obtain prior to the first Advance all required permits and approvals which are necessary for the construction of the Project in accordance with the Site, Utility and Building Plans, the Ground Lease and all applicable Laws, including, where applicable, building, environmental, subdivision, land use and zoning laws, and all permits for the Improvements being performed by Borrowers, plot plan approvals, subdivision approvals (including the approval and recordation of any required subdivision map), environmental approvals (including a negative declaration or an environmental impact report if required under applicable law), sewer and water permits and zoning and land use entitlements, if any (collectively, the “Required Permits and Approvals”). Borrowers have obtained all approvals of the parties required in connection with the construction of the Project pursuant to any license, easement or restriction affecting the Property.

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(ii) The Property and the Improvements are served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property and the Improvements for their intended uses. All public utilities necessary or convenient for the full use and enjoyment of the Property and the Improvements are located either in the public right of way or other appurtenant rights abutting the Property (which are or will be connected so as to serve the Property and the Improvements without passing over other property) or in recorded easements serving the Property and the Improvements and described in the Title Policy (as defined in the Store Purchase and Sale Agreement).

(bb) Project Costs; Sources of Funds. On a line item and total basis, to the best of Borrowers’ knowledge, Project (as defined in the Disbursement Agreement) costs shown on the Budget (as defined in the Disbursement Agreement) are true, correct and complete listing of all costs for material, supplies, equipment, labor, and other work and services of any kind necessary to achieve completion of the Project. Borrowers will provide, upon request of Administrative Agent, the names of all persons, parties and entities having contracts or subcontracts relating to development, construction or completion of the Project, or which are otherwise entitled to receive payment for materials, supplies, equipment, labor, or other work or services of any kind with respect to the Project, and the amounts previously paid, now due, or to become due to each of said parties. There is no amount previously paid, now due or to become due to any party for work on the Project that has not been disclosed in writing to Administrative Agent, or any amounts for any line item in excess of the amount listed in the Budget, for material, supplies, equipment, labor, or other work or services of any kind relating to the Project. Borrowers have no knowledge, after due inquiry, that any source of funds for the Project will not be received in the amounts and at the times described in the construction schedule approved by Administrative Agent.

(cc) Utilities, etc. All streets and easements necessary for construction and operation of the Project (as defined in the Disbursement Agreement) are available to the boundaries of the Property (as defined in the Ground Lease).

(dd) Personal Property. Borrowers are now and will continue to be the sole owners of all furniture, fixtures, equipment and personal property owned by Borrowers and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Property (as defined in the Ground Lease) and/or the Improvements (as defined in the Disbursement Agreement) (the “Equipment”), and the Equipment is and will be free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Administrative Agent, for the benefit of itself and the Lenders.

(ee) Condemnation. No condemnation proceeding or moratorium is pending or threatened in writing or, to Borrowers’ knowledge, otherwise threatened against the Property (as defined in the Ground Lease).

(ff) Environmental Laws. Except as specifically disclosed in the Environmental Report (as defined in the Store Purchase and Sale Agreement), Borrowers: (a) have not received any notice or otherwise learned of any Losses (as defined in the Ground Lease) arising out of or in any way relating to any Environmental Laws (as defined in the Ground Lease) concerning the Property (as defined in the Ground Lease), the Equipment or the Improvements (as defined in the Disbursement Agreement) arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law, or (ii) the Release (as defined in the Ground Lease) or threatened Release of any Hazardous Materials (as defined in the Ground Lease), or other substance into the environment; (b) have no knowledge of any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Materials, or other substance into the environment relating to the Property, the Equipment or the Improvements; or (c) have not received any notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials into the environment. Borrowers have not received any notice of any violation of any Environmental Laws relating to the Property, the Equipment or the Improvements.

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(gg) Leases. Except for the Ground Lease, there is no lease in effect relating to the Property (as defined in the Ground Lease) or the Improvements (as defined in the Disbursement Agreement). Borrowers have delivered to Administrative Agent true, correct and complete copies of all leases, if any, currently affecting the Property or the Improvements, or both, and there are no oral agreements. Each such lease constitutes the legal, valid and binding obligation of Borrowers and the lessee thereunder, is in full force and effect and is enforceable in accordance with its terms. There are no defaults with respect to any such leases.

(hh) Property Documents. Borrowers have delivered to Administrative Agent a true, correct and complete copy of each of the Property Documents. Each Property Document is unmodified and in full force and effect, and no Borrower is in default of, nor to Borrowers’ knowledge is any other party to any Property Document in default of, any such Property Document.

(ii) No Development Agreements. Other than the Disbursement Agreement, Borrowers have not entered into any development agreement, redevelopment agreement or any other agreement under which any Borrower, Governmental Authority or Person is required to complete any Improvements (as defined in the Disbursement Agreement) in connection with the Project (as defined in the Disbursement Agreement).

(jj) Purchase Options. As of the Closing Date, no part of the Property (as defined in the Ground Lease) is subject to any purchase options, rights of first refusal or other similar rights in favor of any Person.

(kk) FIRPTA. Neither any Borrower nor any Guarantor is a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of Sections 897, 1445, or 7701 of the Internal Revenue Code of 1986, as amended, the Foreign Investments in Real Property Act of 1980, the International Investment and Trade Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

(ll) No Work Commenced. No construction/renovation work or other work with respect to the Improvements (as defined in the Disbursement Agreement) has been commenced prior to the Closing Date by or on behalf of any Borrower.

4.2 Each Lender represents and warrants to Altitude, as of the Closing Date, as follows:

(a) Investment Purpose. Each Lender (or its designee) is acquiring the Commitment Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such Lender does not agree to hold any of the Commitment Shares for any minimum or other specific term and reserves the right to dispose of the Commitment Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Accredited Investor Status. Each Lender (or its designee) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Investment Risks. Each Lender (or its designee) acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Commitment Shares. Each Lender (or its designee) is a sophisticated institutional investor and is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Commitment Shares. Each Lender (or its designee) has adequately analyzed and fully considered the risks of an investment in the Commitment Shares and determined that the Commitment Shares are a suitable investment for such Lender (or its designee).

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(d) Legend. Each Lender (or its designee) agrees to the imprinting, so long as is required by this Agreement, of a legend on any of the Commitment Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(e) The Lenders (or their designees) understand that the Commitment Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lenders’ representations as expressed herein. Each Lender (or its designee) understands that the Commitment Shares consist of “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lenders (or their designees) must hold the Commitment Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lenders (or their designees) acknowledge that Altitude has no obligation to register or qualify the Commitment Shares for resale. The Lenders (or their designees) further acknowledge that, if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Commitment Shares and requirements relating to Altitude which are outside of the Lenders’ (or their designees’) control and which Altitude is under no obligation and may not be able to satisfy.

(f) Disclosure. The Parties agree to the disclosure by the Borrowers of this Agreement and the other Loan Documents to the Commission as required by the Securities Act or other securities laws.

5. AFFIRMATIVE COVENANTS.

5.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there is any outstanding Obligations to the Administrative Agent or any Lender, each Loan Party covenants that, unless otherwise consented to by Administrative Agent in writing, it shall:

(a) Maintenance of Existence. (i) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under the Loan Documents.

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(b) Compliance. Comply with (i) all of the terms and provisions of its Organizational Agreements; (ii) its obligations under its material contracts and agreements; and (iii) all Laws and Orders applicable to it and its business, except where the failure to do so could not be expected to materially adversely affect any Borrower’s or Guarantor’s financial condition or the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents.

(c) Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including any taxes, claims or otherwise, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

(d) Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify Administrative Agent and each Lender in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

(e) Further Assurances. Each Loan Party shall, on the request of Administrative Agent and at the expense of Loan Parties: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further security agreements, financing statements and continuation statements) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Collateral; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) reasonably deemed advisable by Administrative Agent to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons.

(f) Quarterly Documents. As soon as practicable or available after the end of each fiscal quarter of each year, commencing with the fiscal quarter ending September 30, 2022, but no later than 45 calendar days after the end of each respective fiscal quarter of Borrowers, Borrowers must prepare and deliver to the Administrative Agent, with respect to each Borrower and Guarantor (i) a profit and loss statement (both actual and pro-forma for the following twelve (12) months), (ii) balance sheet, (iii) cashflow and income statement, (iv) a current capitalization table, (v) a compliance certificate stating whether or not Loan Parties are in compliance with the covenant set forth in Sections 5.1(r) and 6.1(j) hereof, including all calculations evidencing the same and the certification thereto by Borrowers’ Chief Financial Officer or other appropriate officer and (vi) RevPAR calculations, STAR reports, capital expenditures/FF&E reports and a group pace report for the Project (as defined in the Disbursement Agreement). All such financial statements and other items shall be compliant with GAAP, as filed with the Commission, in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, so long as Borrowers remain subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the reporting requirements set forth in this Section 5.1(f) and in Section 5.1(g), to the extent such financial reports are included in periodic reports filed by Borrowers with the Commission, may be satisfied by electronic delivery and shall be deemed to have been delivered on the date on which Borrowers post such documents, or provides a link thereto, on Borrowers’ website, EDGAR or other publicly available site for the posting of such filings; provided, however, Borrowers shall promptly notify Administrative Agent in writing (which may be by electronic mail) of the posting of any such documents;

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(g) Annual Financial Statements. As soon as practicable or available after the end of each fiscal year of Borrowers, and in any event within 120 calendar days after the close of each fiscal year, Borrowers must prepare and deliver to Administrative Agent the annual audited financial statement of each Borrower and Guarantor. Such annual financial statements (a) must include the types of financial statements and information required on a quarterly basis under Section 5.1(f) as well as a reconciliation of consolidated net worth and capital accounts, (b) must be prepared in accordance with GAAP consistently applied and (c) must be prepared by, and include an unqualified audit opinion issued by, an independent certified public accounting firm selected by the Borrowers so long as the Borrowers remain subject to the reporting requirements under the Exchange Act or otherwise acceptable to Administrative Agent in its reasonable discretion. Borrowers shall also deliver no later than thirty (30) days prior to the end of each fiscal year of Borrowers, a comprehensive budget forecasting the revenues, expenses and cash position of each Borrower and Guarantor on a month-to-month basis for the upcoming fiscal year, in form and substance reasonably acceptable to Administrative Agent. Upon request, Borrowers shall promptly provide any other documentation or information reasonably requested by Administrative Agent and in form and substance reasonable acceptable to Administrative Agent, including but not limited to a current capitalization table of each Borrower.

(h) [Reserved].

(i) Exclusivity Agreement. Contemporaneously with the execution and delivery of this Agreement, Borrowers shall execute and deliver to Administrative Agent the Exclusivity Agreement.

(j) Insurance. Borrowers and Guarantors shall maintain insurance on the Collateral and their respective businesses in such amounts and in such types as are reasonable and customary for similar businesses, in form and substance satisfactory to Administrative Agent. The Collateral insurance shall include a lender’s loss payee endorsement or additional insured endorsement, as applicable, in favor of the Administrative Agent. Borrowers shall deliver to Administrative Agent copies of such insurance certificates, on the Closing Date and as requested by Administrative Agent thereafter.

(k) Collateral; New Businesses; Subsidiaries. Loan Parties will warrant and defend the title to the Collateral, and the validity and priority of all Liens granted or otherwise given to Administrative Agent under the Loan Documents, subject only to Permitted Liens, against the claims of all Persons. Without Administrative Agent’s prior written consent, Loan Parties shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral or any direct legal or beneficial ownership interest in Borrowers or Guarantors (including any Person required to be joined as a Guarantor hereunder pursuant to Section 5.1(m) hereof), except Liens in favor of Administrative Agent and Permitted Liens. Concurrently with each delivery by Borrowers of quarterly financial statements pursuant to Section 4.1(f) hereof, Borrowers will provide to Administrative Agent (i) a written disclosure of any new businesses commenced by any Loan Party or its Affiliates and (ii) an updated Schedule 4.1(j) hereto reflecting any new businesses Site acquired by a Loan Party or removing any Site at which a Loan Party has terminated operations, in each case of this clause (ii), since the most recent update to Schedule 4.1(j) delivered hereunder.

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(l) Books and Records; Inspection and Examination. Each Loan Party will keep accurate books of record and account for itself pertaining to the Collateral, the Sites and the business and financial condition of Borrowers and such other matters as Administrative Agent may from time to time reasonably request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by Administrative Agent, will permit any officer, employee, auditor, attorney or accountant for Administrative Agent or any Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of any Loan Party at all reasonable times during ordinary business hours, and to discuss the affairs of Loan Parties, including the operation of the Sites, with any of its members, employees or agents and to conduct a review and audit of each Loan Party’s books and records (the foregoing is collectively referred to herein as “Audit Activities”). Loan Parties will reimburse Administrative Agent upon demand for all out-of-pocket costs and expenses incurred by Administrative Agent or any Lender in connection with Audit Activities.

(m) New Subsidiaries and Affiliates. Concurrently with (i) the formation by any Borrower or any Guarantor of any Subsidiary after the Closing Date, or (ii) the formation or acquisition by any Guarantor or any Borrower of any Person constituting an Affiliate of any Guarantor or any Borrower, or any direct or indirect ownership interest by any Guarantor or any Borrower in any other Person, Loan Parties will deliver to Administrative Agent (A) a joinder to this Agreement and the Guaranty of such Person to add such Person as a “Borrower” or “Guarantor” hereunder and under the other Loan Documents and a “Merchant” under the Exclusivity Agreement, and (B) a joinder to Security Agreement granting to Administrative Agent, for the benefit of the Lenders, a first priority Lien on all assets of, and all ownership interests in, such Person, in each case, in form and substance acceptable to the Administrative Agent.

(n) Cash; Deposit Accounts. The Loan Parties shall cause all cash of the Loan Parties to be remitted directly to, and be maintained solely in, one or more segregated deposit accounts (including, for the avoidance of doubt, the operating accounts existing on the Closing Date) of the Loan Parties, subject at all times to a “springing” deposit account control agreement, in form and substance acceptable to Administrative Agent; provided that, within thirty (30) days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Loan Parties shall enter into each such “springing” deposit account control agreement with each applicable depositary bank at which such deposit accounts are held. The Loan Parties shall have caused proceeds of the Growth Capital Loan to be deposited into (i) the Construction Deposit Account in an amount equal to $3,000,000 and (ii) the Interest Reserve Account in an amount at least equal to the Minimum Interest Reserve. The Construction Deposit Account and the Interest Reserve Account and each sub-account of any such account and the funds deposited therein shall serve as additional security for the Loan.

(o) Minimum Interest Reserve. The Loan Parties shall, on the date that is six (6) months after the Closing Date and on each date that is six (6) months thereafter, deposit funds into the Interest Reserve Account sufficient for the aggregate amount of funds maintained therein on such date to be at least equal to the Minimum Interest Reserve.

(p) Other Notices. Each Loan Party shall give notice to Administrative Agent as soon as possible, but in any event no later than five (5) days after it becomes aware of (i) any litigation, investigation, or other adverse change with respect to itself or any other Loan Party, along with any and all pleadings or other materials relating to the same; and (ii) any default by any Loan Party on any other obligation in excess of $25,000 or other defaults under any material contract, along with a copy of any documentation received by such Loan Party pertaining to the same.

(q) New Sites. If any Loan Party intends to add any new Sites, then such Loan Party will cause the landlord of any such new Sites, including warehouses, to execute and deliver a Collateral Access Agreement in form and substance satisfactory to Administrative Agent. If any Loan Party intends to deliver any portion of the Collateral to a bailee, and Administrative Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which such Loan Party intends to deliver the Collateral, then such Loan Party will cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Administrative Agent.

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(r) Debt Service Coverage Ratio. Commencing with the fiscal quarter of Altitude ending September 30, 2024 and continuing thereafter, the Loan Parties, on a consolidated basis, shall maintain a Debt Service Coverage Ratio, as measured on the last day of each fiscal quarter of Altitude for the period of twelve (12) consecutive calendar months then ended, at not less than 1.15 to 1.00.

(s) Security Deposit. Commencing with the fiscal quarter of Altitude ending December 31, 2022 and continuing thereafter through and including the fiscal quarter of Altitude ending June 30, 2024, the Loan Parties shall maintain a Security Deposit (as defined in the Ground Lease) in an amount no less than $6,600,000.

(t) Use of Proceeds.

(i) The proceeds of the Loan will be used only for working capital and general corporate purposes in the ordinary course of business; provided that the proceeds of the Growth Capital Loan will be used solely for the purposes specified in the Flow of Funds Memorandum attached hereto as Exhibit B. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(ii) The Borrowers will not request the Loan, and no Loan Party shall use the proceeds of the Loan, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(u) Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to Administrative Agent or any Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by each Loan Party on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(v) Property Document Covenants. Without limiting the other provisions of this Agreement and the other Loan Documents, each applicable Borrower shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Administrative Agent of any material default under the Property Documents of which it becomes aware; (c) promptly deliver to Administrative Agent a copy of each notice of default received by it under the Property Documents and each notice or other material required to be delivered by it under the Property Documents; (d) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (e) cause the Project (as defined in the Disbursement Agreement) to be operated, in all material respects, in accordance with the Property Documents; (f) use its best efforts to deliver to Administrative Agent, within ten (10) days of a request, estoppel certificates from each party under any Property Document in form and substance reasonably acceptable to Administrative Agent, which request shall be made no more often than once per year unless an Event of Default is continuing; (g) deliver such notices to third parties under the Property Documents as may be necessary to establish and preserve any rights in favor of Administrative Agent that lenders and/or mortgagees may have under any of the Property Documents; (h) not, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, (i) replace or execute material modifications to any existing Property Documents, (ii) surrender, terminate or cancel the Property Documents, (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect, or (iv) except as may be necessary to facilitate the normal construction and operation of the Project in accordance with the Loan Documents, following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed; and (i) obtain the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, in connection with any consent sought by it from any other party under any Property Document.

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(w) Updated Appraisals. Borrowers agree that Administrative Agent has the right to obtain at any time and from time to time an updated appraisal of the Project (as defined in the Disbursement Agreement) prepared by an appraiser in form and substance satisfactory to Administrative Agent. Borrowers will pay for each such updated appraisal if: (a) a Default or Event of Default has occurred, (b) such updated appraisal is required by the current banking laws or regulations applicable to Administrative Agent or any Lender, or (c) Administrative Agent determines in its discretion that such an updated appraisal is required in connection with any casualty or condemnation affecting the Project or a portion thereof. Borrowers must cooperate with Administrative Agent and the appraiser in obtaining the necessary information to prepare each such updated appraisal, and, if Borrowers are required to pay for each such updated appraisal, Borrowers must reimburse Administrative Agent for each such updated appraisal within 15 days of Borrowers’ receipt of an invoice from Administrative Agent.

(x) Inspections. Borrowers agree that Administrative Agent and consultants as Administrative Agent may require and their representatives will, upon reasonable prior written notice to Borrowers (such notice not to be required following the occurrence and during the continuance of an Event of Default) and subject to the terms of the Ground Lease, have access to the Project (as defined in the Disbursement Agreement) at all reasonable times and will have the right to enter the Project and to conduct such inspections thereof as they deem necessary or desirable for the protection of Administrative Agent’s and the Lenders’ interests. Furthermore, Borrowers agree that Administrative Agent may retain such consultants as Administrative Agent deems necessary or convenient to perform such services as may, from time to time, be required by Administrative Agent in connection with the Loan, this Agreement, the other Loan Documents or the Project. Each Borrower agrees that it is responsible for making its own inspections of the Project during the course of such construction work and must determine to its own satisfaction that the work performed and materials supplied are in accordance with applicable contracts with its contractors.

(y) Leases. Each Borrower (a) other than the Ground Lease, may not enter into any lease that is not approved in writing by Administrative Agent, such approval not to be unreasonably withheld; (b) may not amend or modify any lease unless either: (i) Administrative Agent has given its prior written consent thereto, which consent shall not be unreasonably withheld; provided that, except as expressly permitted pursuant to the terms of this Agreement, the Ground Lease may not be amended or modified in any event without the prior written consent of Administrative Agent; (c) will deliver to Administrative Agent fully-executed copies of each lease, and any amendment or modification of each lease; (d) must comply in all respects with the terms, covenants, agreements, conditions and requirements of each lease, as, when and in the manner required thereby, (e) must take commercially reasonable actions to enforce the terms, covenants, agreements, conditions and requirements contained in each lease upon the part of the tenants thereunder to be observed or performed; provided, however, that such Borrower will not terminate or accept a surrender of a lease without Administrative Agent’s prior written approval; (f) must promptly notify Administrative Agent when such Borrower receives notice of any default by such Borrower as landlord under any lease; (g) will not collect any of the rents more than one (1) month in advance; (h) will not execute any assignment of the landlord’s interest in any leases or the rents thereunder except as contemplated by the Loan Documents; (i) will, upon Administrative Agent’s request, execute and deliver all further assurances, confirmations and assignments in connection with the leases as Administrative Agent may reasonably require from time to time; and (j) other than the Ground Lease, will not enter into a lease or a modification or amendment of a lease for all or substantially all of the Property (as defined in the Ground Lease), or a ground lease of any portion of the Property, without the Administrative Agent’s prior written approval.

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(z) Signage. Borrowers will not sell, lease or assign the right to any signage on or about the Property (as defined in the Ground Lease) or the Improvements (as defined in the Disbursement Agreement) without the prior written consent of Administrative Agent, not to be unreasonably withheld.

(aa) Estoppel Statements and Subordination Agreements. Borrowers must take commercially reasonable efforts to obtain and deliver to Administrative Agent, upon and to the extent of such request, an estoppel certificate and/or subordination, non-disturbance and attornment agreements from each tenant under any lease. After request by Administrative Agent, Borrowers must within ten (10) business days following such request furnish Administrative Agent with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Loan, (ii) the then-current Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Loan, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(bb) Zoning; Assessment Districts. Borrowers may not initiate or consent to any zoning reclassification of any portion of the Property (as defined in the Ground Lease) that adversely affects the Project (as defined in the Disbursement Agreement) or seek any variance under any existing zoning ordinance or use or permit the use of any portion of said Property in any manner that could result in such use becoming a nonconforming use under any applicable zoning ordinance governing the Project or any other applicable land use law, rule or regulation governing the Project, without the prior written consent of Administrative Agent. Unless otherwise required by applicable Law or except to the extent required under the Ground Lease, Borrowers will not, without Administrative Agent’s prior written consent, cause or suffer to become effective, or otherwise consent to the formation of any assessment district, or any other comparable or similar district, area or territory which includes the Property or any part of the Property which would require the Property to pay taxes higher than would otherwise be payable or require minimum tax payments or cause or otherwise consent to the levying of special taxes, assessments or payments in lieu against the Property and the Improvements (as defined in the Disbursement Agreement) or any part thereof, the levying of assessments by any assessment district against the Property and the Improvements or any part thereof, or the levying of assessments and/or taxes by any district, area or territory.

(cc) Legend Removal from Commitment Shares. Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of Altitude’s transfer agent, the restricted legend set forth in Section 4.2(d) above on the Commitment Shares shall only be removed, and Altitude shall cause its transfer agent to issue a new certificate therefore free of any transfer legend, if Altitude or its transfer agent shall have received an opinion of counsel, at the Borrowers’ sole effort and expense, in the form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Commitment Shares may be made without registration under the Securities Act. Upon the receipt of an opinion of counsel, Altitude shall ensure that the instruments, whether certificated or uncertificated, evidencing the unrestricted Commitment Shares shall not contain any legend (including the legend set forth in Section 4.2(d) hereof).

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(dd) Furnishing of Information; Public Information. Until the earliest of (i) the first date on which the Lenders (or their designees) can sell all of its Commitment Shares under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) two (2) years from the Closing Date, Altitude covenants to maintain the registration of its common stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Altitude after the date hereof pursuant to the Exchange Act, provided that the foregoing shall not in any way restrict Altitude from engaging in any change of control, going private or similar transaction in which the shares of the common stock are no longer registered under the Exchange Act.

6. NEGATIVE COVENANTS.

6.1 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are Obligations outstanding, each Loan Party hereby covenants that unless Administrative Agent and each Lender has first consented thereto in writing, it will not (directly or indirectly), with respect to Borrowers and Guarantors, and will not permit Borrowers, Guarantors or any Subsidiary of the foregoing to:

(a) Indebtedness. Incur, create or assume any Debt, other than Permitted Debt, or provide any Debt to any other Person.

(b) Liens. Incur, create, assume or suffer to exist any Lien on any of its Property or assets, including, without limitation, the Ground Lease and the Property (as defined in the Ground Lease), whether now owned or hereinafter acquired other than Permitted Liens.

(c) Line of Business. Enter into any business, directly or indirectly, except for (i) those businesses in which Borrowers and Guarantors are engaged on the Closing Date or any business reasonably related, similar to, complementary, corollary or incidental thereto or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, and (ii) other businesses, the entering into of which by Borrowers or Guarantors, as the case may be, could not be reasonably expected to cause a Material Adverse Effect on any Borrower’s or Guarantor’s financial condition, the ability of any Borrower or Guarantor to perform its obligations under any of the Loan Documents or the ability of Borrowers or Guarantors to utilize credit card processing and other related services provided by any Lender or any of its Affiliates.

(d) Transactions with Affiliates. Enter into, or permit to exist, any transaction or agreement with any Affiliate except (i) transactions and agreements in the ordinary course and on terms and conditions not less favorable to them than could be obtained on an arm’s-length basis from unrelated third parties and (ii) subject to the prior written consent of Administrative Agent, the payment of a performance bonus to the principals of ITA-USA Enterprise, LLC, pursuant to that certain Unanimous Written Consent of the Board of Directors of Altitude, effective as of June 28, 2021.

(e) Restricted Payments. Make any Restricted Payment, other than payments made under the Revenue Share Agreement, or incur any obligation (contingent or otherwise) to do so; provided that Hospitality shall not (directly or indirectly) make any Restricted Payment pursuant to clause (a), (b) or (c) of the definition thereof to Altitude at any time when any accrued Revenue Share (as defined in the Revenue Share Agreement) deferred (in whole or in part) by Hospitality or Altitude under Section 2(b) of the Revenue Share Agreement remains unpaid.

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(f) Certain Prohibited Actions. Directly or indirectly do any of the following: (i) change its principal place of business or chief executive office without first making reasonable efforts to give Administrative Agent at least ten (10) days’ prior notice, but in no case not later than fifteen (15) business days after any such change; (ii) make or permit any change, amendment or modification to its certificate of formation or incorporation, operating agreement, by-laws or other organizational documents, if such amendment or modification could reasonably be expected to have a Material Adverse Effect on the applicable Loan Party’s ability to perform its obligations under the Loan Documents (for the avoidance of doubt, Altitude may undertake a split or reverse split of common shares, change its name, increase authorized shares or preferred shares without violating its covenants pursuant to this subclause); provided that, without the prior written consent of Administrative Agent, no Loan Party (directly or indirectly) shall, nor permit any Subsidiary thereof to, make or permit any change, amendment or modification to Altitude’s certificate of incorporation, by-laws or other organizational documents or otherwise take any actions in furtherance thereof, in each case, which would affect in any way the voting rights of any Series A Preferred Stock of Altitude; (iii) cancel or otherwise forgive or release any claim or Debt owed to such Person by any other Person, except for adequate consideration and in the ordinary course of such Person’s business in its reasonable judgment; (iv) take any action which could result in Administrative Agent and the Lenders not having a perfected Lien in all of the assets of and the ownership interests in Borrowers, subject only to Permitted Liens; (v) sell, lease, assign, transfer or otherwise dispose of any Collateral, any Site, the Property (as defined in the Ground Lease) or any other material portion of such Person’s Property, other than in the ordinary course of business; (vi) consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; (vii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person other than as permitted hereunder; (viii) liquidate, dissolve or suspend its business operations; or (ix) acquire or permit an Affiliate to acquire any loans or other debt securities, other than as permitted hereunder.

(g) Insolvency. File a petition for bankruptcy under any Debtor Relief Law, request for reorganization or liquidation, or otherwise become insolvent, seek appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors.

(h) Alteration of Rights. Otherwise alter the rights and preferences under any Loan Document.

(i) Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its equity interests or to make or repay loans or advances to the Borrowers or to guaranty Debt of the Borrowers.

(j) Minimum Liquidity. Permit Liquidity at any time to be less than $4,000,000.

7. EVENTS OF DEFAULT.

7.1 List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Failure to Pay. Borrowers fail to pay (i) any principal amount of the Loan when due or (ii) interest, fees or any other amount when due under the Loan Documents and such failure continues for five (5) calendar days.

(b) Breach of Representations and Warranties. Any representation or warranty made or deemed made by any Loan Party to Administrative Agent and/or Lender in any Loan Document is incorrect on the date as of which such representation or warranty was made or deemed made.

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(c) Breach of Covenants. Any Loan Party fails to perform or observe any other covenant, condition or agreement of (i) Sections 5 or 6 of this Agreement; or (ii) any other provision of this Agreement or any of the other Loan Documents (other than to the extent the same constitutes an Event of Default under any provision of this Section 7.1 other than this Section 7.1(c)(ii), and such event or circumstance, if capable of being cured, is not cured within (A) thirty (30) days following the occurrence thereof either; or (B) if shorter, the applicable grace period, if any, specified in such other Loan Document.

(d) Cross-Defaults. Any Loan Party fails to pay when due (i) any Debt owed to Administrative Agent, any Lender or any of their respective Affiliates (other than the Obligations hereunder) or (ii) any other Debt (other than the Obligations hereunder) its other Debt in excess of $50,000 in the aggregate, or, in each case, any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

(e) Bankruptcy. (i) Any Loan Party or any of its Subsidiaries commences any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of its creditors; (ii) there is commenced against any Loan Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in Section 7.1(e)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; (iii) there is commenced against any Loan Party or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; (iv) any Loan Party or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 7.1(e)(i), Section 7.1(e)(ii) or Section 7.1(e)(iii) above; or (v) any Loan Party or any of its Subsidiaries is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

(f) Judgments. One or more judgments or decrees aggregating at least $50,000 shall be entered against any Loan Party or any of its Subsidiaries and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof

(g) Exclusivity Agreement. Any material breach of (or default under) (subject to applicable cure periods), or any early termination or non-renewal of the Exclusivity Agreement.

(h) Change in Condition. If the Administrative Agent shall have determined in its sole but reasonable discretion that one or more conditions exist or events have occurred which have resulted or may result in a Material Adverse Effect.

(i) Change of Control; Guarantors. The occurrence of any Change of Control; or the death or permanent incapacitation of any Guarantor that is a natural Person.

(j) Criminal Acts. Any Loan Party or Related Party of the foregoing is (i) criminally indicted or convicted of a felony; or (ii) charged under any applicable law that could reasonably be expected to lead to forfeiture of any material portion of the Collateral or a Material Adverse Effect on the financial condition, business prospects, properties or operations of such Person.

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(k) Guaranties. Other than pursuant to the terms of the Loan Documents, any Guaranty shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or a Guarantor shall fail to comply with any of the terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect.

(l) Liens. Except as permitted by the terms of any Security Document, (i) any Security Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Obligation shall cease to be a perfected, first priority Lien.

(m) Security Documents. Any Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document.

(n) Property Documents. The occurrence of any “Event of Default” (or any other similar term) under any Property Document.

8. REMEDIES.

8.1 Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may at its option, take any action that it deems advisable to protect and enforce all available rights and remedies of Administrative Agent and the Lenders hereunder, under each of the other Loan Documents or which may otherwise be available at law or in equity, including, without limitation, all rights and remedies with respect to Borrowers, each other Loan Party or the Collateral; and Administrative Agent may, at its option and without notice or demand (a) declare all outstanding Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable and terminate all Commitments of Lenders hereunder, and when any Event of Default described in subsection (e) of Section 7.1 exists, then all outstanding Obligations shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers and each other Loan Party; (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents; and (d) exercise any or all of its rights, powers or remedies under Applicable Law. Notwithstanding the foregoing, if any Event of Default shall occur under Section 7.1(e), the principal of and accrued interest on the Loan shall become immediately due and payable, and all Commitments of Lenders hereunder shall terminate, without any notice, declaration or other act on the part of the Administrative Agent or any Lender.

8.2 If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrowers or any other Loan Party against any and all of the obligations of Borrowers or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrowers or such other Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such Debt. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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8.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Administrative Agent and/or Lender to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent and/or Lender (a) to fail to incur expenses deemed significant by the Administrative Agent and/or Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrowers or any other Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent and/or Lender against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent and/or Lender a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Administrative Agent and/or Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent and/or Lender would not be commercially unreasonable in the Administrative Agent’s and/or Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent and/or Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Loan Parties or to impose any duties on the Administrative Agent and/or Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

9. WAIVERS.

Failure by Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement, any other Loan Document, any other documents relating to the Obligations, or as provided by Applicable Law, or any delay by Administrative Agent or any Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or any Lender shall only be granted as provided herein. To the extent permitted by Applicable Law, neither the Administrative Agent nor any Lender, nor any party acting as attorney for the Administrative Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Lenders may have.

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10. NOTICES.

10.1 Written Notices.

(a) All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to Borrowers or Guarantors:

Altitude International Holdings, Inc.

4500 SE Pine Valley Street

Port Saint Lucie, FL 34952

Attn: Gregory C. Breunich, CEO

Telephone: 941-730-9547

Email: GCB@altdintl.com

with a copy to (which shall not constitute notice):

Brunson Chandler & Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

Attn: Callie Jones

Email: callie@bcjlaw.com

If to Administrative Agent and/or Lenders:

c/o FVP Servicing, LLC

1201 Broadway, 7th Floor

New York, NY 10001

Attn: Keith Lee / Tom Betts

Telephone: 646.902.6645

E-mail:klee@feenixpartners.com / tbetts@feenixpartners.com

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attention: Matt Gautier

Email: mbgautier@mintz.com

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by a return e-mail or other written acknowledgment).

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(c) Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, be effective when delivered for overnight (next-day) delivery, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to Lenders shall not be effective until actually received by such Person at its address specified in this Section 10.

(d) Any agreement of Administrative Agent or any Lender herein to receive certain notices by telephone or e-mail is solely for the convenience and at the request of Borrowers. Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Loan Party to give such notice and neither Administrative Agent nor any Lender shall have any liability to any Loan Party or other Person on account of any action taken or not taken by Administrative Agent or any Lender in reliance upon such telephonic or e-mail notice. The obligation of Borrowers to repay the Loan and all other Obligations and hereunder shall not be affected in any way or to any extent by any failure of Administrative Agent or any Lender to receive written confirmation of any telephonic or email notice or the receipt by Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by Administrative Agent or any Lender to be contained in any such telephonic or e-mail notice.

10.2 Electronic Communications.

(a) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to Administrative Agent or any Lender pursuant to Section 2 hereof unless Administrative Agent or such Lender has agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Any Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by a return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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11. EXPENSES AND INDEMNIFICATION.

11.1 Costs and Expenses. The Loan Parties shall reimburse Administrative Agent and each Lender upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Administrative Agent and each Lender in connection with the Loan and other transactions contemplated hereby, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; (ii) the Loan Parties’ ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Administrative Agent; (iv) filing and recording of any Loan Documents; (v) the creation, perfection or protection of Administrative Agent’s and Lenders’ Liens in the Collateral (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports, surveys and engineering reports); (vi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, any other Loan Party, the Loan Documents, the Collateral, or any other security given for the Obligations; and (vii) enforcing any obligations of or collecting any payments due from any Borrower or any other Loan Party under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings. All obligations provided for in this Section 11.1 shall survive the termination of this Agreement and/or the repayment of the Obligations.

11.2 Indemnity. Each Borrower shall indemnify Administrative Agent and each Lender, each Affiliate and Subsidiary of Administrative Agent and each Lender, and each investment manager, servicer, partner, member, officer, director, employee, agent and advisor of Administrative Agent and each Lender (each, an “Indemnitee”) against, defend and hold each of them harmless from, any and all Specified Losses (defined below) unless such Specified Losses incurred by any such Indemnitee are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee; or (ii) a claim brought by any Borrower, any other Loan Party or any third Person against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. For purposes of this Section, the term “Specified Losses” means all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by any Indemnitee, or asserted against any Indemnitee by Borrowers, any other Loan Party or any third Person, arising out of, in connection with or as a result of (a) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby and the performance by Administrative Agent or any Lender of its respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (b) the Loan or any actual use of the proceeds therefrom, (c) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, or (d) any actual claim, litigation or proceeding by any third party, so long as all Indemnitees are in compliance with Applicable Law related to such third party, collections or exercise of remedies relating to any third party.

11.3 Taxes. The Loan Parties shall pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

11.4 Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under this Section 11 to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.4 are subject to the provisions of Section 2.1(c).

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11.5 Waiver of Damages. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.6 Payment. All amounts due under this Section shall be payable promptly after written demand therefor.

11.7 Survival. The agreements and indemnity provisions of this Section 11 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.8 Payments Set Aside. To the extent that any payment by or on behalf of Borrowers or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the federal funds rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12. ADMINISTRATIVE AGENT.

12.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have any rights as third-party beneficiaries of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

12.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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12.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties except as expressly set forth in this Agreement, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Lenders, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by any Loan Party, or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to reasonably rely upon, and shall not incur any liability for reasonably relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may reasonably rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is reasonably satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Loan Party.

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12.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.6 Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and Borrowers and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lenders, or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above.

12.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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12.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Loan Parties, the Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

13. MISCELLANEOUS.

13.1 Entire Agreement; Amendment. This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and any prior agreements, whether written or oral, with respect thereof, are expressly superseded hereby. This Agreement, or any term contained herein, may not be modified, waived or amended except by an agreement in writing signed by Borrowers and the Administrative Agent.

13.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Loan Party may assign this Agreement, any other Loan Document, or any right or benefit hereunder to any Person. Any Lender may assign any or all of its rights and obligations hereunder at any time and to any Person, upon Administrative Agent’s prior written consent and the execution and delivery of an assignment and assumption agreement by such assigning Lender to the proposed assignee, in form and substance acceptable to Administrative Agent. From and after the effective date of any such assignment, the assignee shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender, be released from its obligations under this Agreement. Upon request, Borrowers shall execute and deliver a Note to the assignee Lender. Subject to the foregoing, any Lender shall have the right to enter into one or more participations with respect to the Obligations without prior notice or consent of the Loan Parties.

13.3 Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any of the other Loan Documents and the transactions contemplated hereby shall be governed by the laws of the State of New York.

13.4 Submission to Jurisdiction.

(a) Each Loan Party hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Agreement and the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any Loan Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 13.4 shall affect the right of Administrative Agent and each Lender to (i) commence legal proceedings or otherwise sue any Loan Party in any other court having jurisdiction over such Loan Party or (ii) serve process upon any Loan Party in any manner authorized by the laws of any such jurisdiction.

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(b) In accordance with Rule 9, Accelerated Adjudication Actions, as set forth in Section 202.70(g) of the Rules of the Commercial Division of the Supreme Court, subject to the requirements for a case to be heard in the Commercial Division of the Supreme Court of the State of New York, the Loan Parties hereby agree to submit to the exclusive jurisdiction of the Commercial Division, New York State Supreme Court, and to the application of the such Court’s accelerated procedures, in connection with any dispute, claim or controversy arising out of or relating to this Agreement or any other Loan Document, or the breach, termination, enforcement or validity thereof.

13.5 Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the other Loan Documents in any court referred to in Section 13.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.6 Advertising. Administrative Agent and each Lender, and their affiliates, in their sole and absolute discretion, may disclose publicly (including on its website) for marketing and promotional purposes that the Loan Parties are in such Administrative Agent’s and Lender’s portfolio, including but not limited to a royalty-free, non-exclusive, worldwide, irrevocable license in any intellectual property for use solely in marketing and promotional materials.

13.7 Waiver of Jury Trial. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

13.8 Counterparts; Effectiveness. This Agreement and the other Loan Documents and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.9 Waiver of Notice. Each Loan Party hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

13.10 USA PATRIOT Act. Administrative Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Administrative Agent and each Lender to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to the Administrative Agent.

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13.11 Interpretation. For purposes of this Agreement (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

13.12 Amendments and Waivers. No term of this Agreement may be waived, modified or amended except by an instrument in writing signed by the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.13 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

13.14 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Administrative Agent or any Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law.

13.15 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

13.16 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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13.17 Joint and Several Obligations. The obligations of each Borrower hereunder and under each of the other Loan Documents are joint and several. Each reference to the term “Borrower” hereunder or under any other Loan Document shall be deemed to refer to each Borrower, each representation and warranty made by a Borrower hereunder or under any other Loan Document shall be deemed to have been made by each Borrower; each covenant and undertaking on the part of a Borrower hereunder or under any other Loan Document shall be deemed individually applicable with respect to each Borrower; and each event constituting a Default hereunder or under any other Loan Document shall be determined with respect to each Borrower. A separate action or actions may be brought and prosecuted against any Borrower whether an action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. Each Borrower waives the right to require Administrative Agent to: (a) proceed against any other Borrower; (b) proceed against or exhaust any Collateral held from any other Borrower; or (c) pursue any other remedy in Administrative Agent’s power whatsoever. Any consent on the part of a Borrower hereunder or under any other Loan Document shall be effective when provided by any Borrower, and Administrative Agent shall be entitled to rely upon any notice or consent given by any Borrower as being notice and consent given by all Borrowers hereunder and under each other Loan Document. In the event any obligation of a Borrower hereunder and under each other Loan Document is deemed by a court of competent jurisdiction to be an agreement by any Borrower to answer for the debt or default of another Borrower or as a hypothecation of property as security therefor, each Borrower represents, warrants and agrees that: (i) no representation has been made to it as to the creditworthiness of any other Borrower; (ii) it has established an adequate means of obtaining from each other Borrower, on a continuing basis, financial or other information pertaining to each other Borrower’s financial condition; (iii) it expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the alteration or release by Administrative Agent (in any manner) of any Collateral now or hereafter held in connection with any obligations under any Loan Document, and consents that Administrative Agent and any Borrower may deal with each other in connection with said obligations or otherwise, including the voluntary grant of additional security for the obligations of any Borrower, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rate of interest or other amounts owing, all without in any way altering the liability of any Borrower, or affecting any security for such obligations. Upon the occurrence and during the continuance of any Default, Administrative Agent is hereby expressly given the right, at its option, to proceed in the enforcement of any Loan Document independently of any other remedy or security it may at any time hold in connection with such Loan Document and it shall not be necessary for Administrative Agent to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Borrower. Until the Loan and all other Debt or indebtedness under the Loan Documents have been paid in full, each Borrower further waives any right or subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lender by any other Borrower. Borrowers do not intend that any Borrower be deemed to be a guarantor.

13.18 Effect of Amendment and Restatement. Upon the Closing Date, this Agreement shall amend and restate the Existing Credit Agreement (including any contingent amendments thereto) in all respects, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loan and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[signatures appear on following page]

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IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Agreement and it is effective as of the day and year first above written.

BORROWERS:

ALTITUDE INTERNATIONAL HOLDINGS, INC.,
a New York corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

TRIDENT WATER, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

ALTITUDE HOSPITALITY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

GUARANTORS:

ALTITUDE SPORTS MANAGEMENT CORP.,
a Wisconsin corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

BREUNICH HOLDING, INC.,
a Delaware corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

[Signature Page – Loan Agreement]

ITA-USA ENTERPRISE, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

NORTH MIAMI BEACH ACADEMY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

NVL ACADEMY, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

SIX LOG CLEANING & SANITIZING LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

ALTITUDE WELLNESS, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

[Signature Page – Loan Agreement]

Altitude International, Inc.,
a Wisconsin corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

Altitude Online, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

[Signature Page – Loan Agreement]

ADMINISTRATIVE AGENT:

FVP SERVICING, LLC

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

LENDERS:

FVP OPPORTUNITY FUND III, LP,
a Delaware limited partnership

By:	FVP Fund III GP, LLC, its General Partner

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

FVP OPPORTUNITY FUND IV, LP,
a Delaware limited partnership

By:	FVP Fund IV GP, LLC, its General Partner

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

GT Partners Private Credit Finance LLC,
a Delaware limited liability company

By:	/s/ Scott Warner
Name:	Scott Warner
Title:	Managing Partner

GT Monterey Cypress Finance LLC,
a Delaware limited liability company

By:	/s/ Scott Warner
Name:	Scott Warner
Title:	Managing Partner

[Signature Page – Loan Agreement]

SCHEDULE I TO LOAN AGREEMENT

LENDER COMMITMENT SCHEDULE

Original Loans:

LENDER	COMMITMENT
FVP Opportunity Fund III, LP	$3,250,000.00

Growth Capital Loan:

LENDER	COMMITMENT	NUMBER OF COMMITMENT SHARES
FVP Opportunity Fund III, LP	$6,000,000.00	41,101,921[1]
FVP Opportunity Fund IV, LP	$1,500,000.00	10,275,480
GT Partners Private Credit Finance LLC	$5,625,000.00	38,533,051
GT Monterey Cypress Finance LLC	$1,875,000.00	12,844,350

1 Note: This Lender may allocate its shares to its designee-participant.

Schedule I

SCHEDULE II TO LOAN AGREEMENT

PERMITTED CLOSING DATE DEBT

1.	Promissory Note, dated as of October 31, 2011, by ITA-USA Enterprise, LLC (“ITA-USA”) in favor of Grand Slam Partners LLC, with respect to a loan with a current outstanding balance of $414,944.

2.	Loan Authorization and Agreement, dated as of May 1, 2020, by and between the SBA and Altitude International LLC (as predecessor-in-interest to Altitude), with respect to a Paycheck Protection Program loan with a current outstanding balance of $7,779.

3.	Loan Authorization and Agreement, dated as of May 27, 2020, by and between the SBA and ITA-USA, with respect to a loan with a current outstanding balance of $149,169.00.

4.	Loan Authorization and Agreement, dated as of August 25, 2020, by and between the SBA and NVL Academy, LLC, with respect to a loan with a current outstanding balance of $113,400.00.

Schedule II

SCHEDULE III TO LOAN AGREEMENT

GUARANTORS

Altitude Sports Management Corp.

Breunich Holding, Inc.

ITA-USA Enterprise, LLC

North Miami Beach Academy LLC

NVL Academy, LLC

Six Log Cleaning & Sanitizing LLC

Altitude Wellness, LLC

Altitude International, Inc.

Altitude Online, LLC

Schedule III

SCHEDULE 4.1(J) TO LOAN AGREEMENT

SITES

Loan Party	SITE NAME	LOCATION	FEE OR LEASED/ REMAINING LEASE TERM
ITA-USA Enterprises, LLC	Port St. Lucie Campus	4500 SE Pine Valley Street, Port St. Lucie, FL 34952	As of the Closing Date, Hospitality will be entering into a new Lease for such property from STORE Capital Acquisitions with a term through August 1, 2042. The base annual rent is $4,400,000 for all activities and addresses at the Port St. Lucie campus.
ITA-USA Enterprises, LLC	Port St. Lucie Campus	2725 SE Morningside Blvd, Port St Lucie, FL 34952	08/01/22-07/31/23; $894.60
ITA-USA Enterprises, LLC	Port St. Lucie Campus	2721 & 2723 SE Morningside Blvd, Port St Lucie, FL 34952	08/01/22-07/31/23; $1,664.15
ITA-USA Enterprises, LLC	Port St. Lucie Campus	2719 SE Morningside Blvd, Port St Lucie, FL 34952	08/01/22-07/31/23; $1,384.50
ITA-USA Enterprises, LLC	Port St. Lucie Campus	2719 SE Morningside Blvd, Port St Lucie, FL 34952	08/01/22-07/31/23; $950.70
ITA-USA Enterprises, LLC	Port St. Lucie Campus	2749 SE Morningside Blvd, Port St Lucie, FL 34952	08/01/22-07/31/23; $1,234.41
North Miami Beach Academy LLC	North Miami Beach Facility #1	16851 Dixie Highway, North Miami Beach, FL 33160	Month to Month; $5,667.00
North Miami Beach Academy LLC	North Miami Beach Facility #1	3000 NE 151 Street- BBC, WUC 160, North Miami, FL 33181	04/01/22-03/31/23; $7,650.00
Trident Water, LLC	Trident Water	3699 NW 19th Street, Lauderdale Lakes, FL 33311	08/01/22-07/31/23; $3,195.00
Trident Water, LLC	Trident Water	3695 NW 19th Street, Lauderdale Lakes, FL 33311	08/01/22-07/31/23; 2,662.00

SCHEDULE 4.1(K) TO LOAN AGREEMENT

Financial Statement Information

None.

Schedule 4.1(J)

SCHEDULE 4.1(O) TO LOAN AGREEMENT

LOAN PARTY CAPITALIZATION

Borrowers’ Capitalization:

Altitude International Holdings, Inc.: [On file with Administrative Agent]

Trident Water, LLC: 100% owned by Breunich Holding, Inc.

Altitude Hospitality LLC: 100% owned by Altitude International Holdings, Inc.

Guarantors’ Capitalization:

Altitude Sports Management Corp.: 100% owned by Altitude International Holdings, Inc.

Breunich Holding, Inc.: 100% owned by Altitude International Holdings, Inc.

Altitude International, Inc.: 100% owned by Altitude International Holdings, Inc.

ITA-USA Enterprise, LLC: 100% owned by Breunich Holding, Inc.

North Miami Beach Academy LLC: 100% owned by Breunich Holding, Inc.

NVL Academy, LLC: 100% owned by Breunich Holding, Inc.

Six Log Cleaning & Sanitizing LLC: 100% owned by Breunich Holding, Inc.

Altitude Wellness, LLC: 100% owned by Breunich Holding, Inc.

Altitude Online, LLC: 100% owned by Breunich Holding, Inc.

Schedule 4.1(J)

SCHEDULE 4.1(P) TO LOAN AGREEMENT

BORROWER TRADE NAMES

Trident Water, LLC dba Altitude Water

Schedule 4.1(P)